Exhibit 10.3

CERTIFICATE OF DESIGNATION
OF
SERIES [ ] PROFITS UNITS
OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

WHEREAS, The Taubman Realty Group Limited Partnership (the “Partnership”) is authorized to issue Profits Units to employees of The Taubman Company LLC pursuant to Section 6.3 of the Third Amendment and Restatement of Agreement of Limited Partnership of the Partnership (as amended by the First Amendment dated June 1, 2016, the “Partnership Agreement”);

WHEREAS, the Managing General Partner has determined that it is in the best interests of the Partnership to designate a series of Profits Units that are subject to the provisions of this Designation and the related Award Agreement (as defined below); and

WHEREAS, Section 8.4(c) of the Partnership Agreement authorizes the Managing General Partner, without the consent of any other Partner, to set forth in a Profits Units Designation (as defined in the Partnership Agreement) the performance conditions and economic rights including distribution and conversion rights of each class or series of Profits Units.

NOW, THEREFORE, the Managing General Partner hereby designates the powers, preferences, economic rights and performance conditions of the Series [ ] Profits Units.

ARTICLE I
Definitions

1.1    Definitions Applicable to Profits Units. Except as otherwise expressly provided herein, each capitalized term shall have the meaning ascribed to it in the Partnership Agreement. In addition, as used herein:

“Adjustment Events” has the meaning provided in Section 2.2 hereof.

“Award Agreement” means the [ ] TRG Unit Award Agreement approved by the Compensation Committee of the Board and entered into with the holder of the number of Award Profits Units specified therein.

“Award Date” means [ ].

“Award Profits Units” means the Profits Units issued pursuant to an Award Agreement, but not including the Vested Profits Units that the Award Profits Units may become.

“Board” means the Board of Directors of the Managing General Partner.

“Compensation Committee” means the Compensation Committee of the Board, or if the Board so elects, a different committee of and designated by resolution of the Board pursuant to the Plan.

“Conversion Date” has the meaning provide in Section 4.3 hereof.

“Conversion Notice” has the meaning provided in Section 4.3 hereof.

“Economic Capital Account Balance” means, with respect to a Profits Unitholder, (i) such Profits Unitholder’s Capital Account balance, plus the amount of such Profits Unitholder’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to his or her ownership of Profits Units, divided by (ii) the number of Profits Units held by such Profits Unitholder. The Time-Based Profits Units and Performance Profits Units shall have separate Economic Capital Account Balances and shall be accounted for separately.

“Full Conversion Date” means with respect to a Profits Unitholder holding Vested Profits Units, the date on which the Economic Capital Account Balance of such Profits Unitholder’s Time-Based Profits Units or Performance Based Profits Units, as applicable, first equals or exceeds the Target Balance.

“Liquidating Gain” means one hundred percent (100%) of the Profits of the Partnership realized from a transaction or series of transactions that constitute a sale of substantially all of the assets of the Partnership and one hundred percent (100%) of the Profits realized from a revaluation of the Partnership’s Capital Accounts in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).

“Liquidating Loss” means one hundred percent (100%) of the Losses of the Partnership realized from a transaction or series of transactions that constitute a sale of substantially all of the assets of the Partnership and one hundred percent (100%) of the Losses realized from a revaluation of the Partnership’s Capital Accounts in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).

“Other Profits Units” means “Profits Units” (as defined in the Partnership Agreement) other than the Series [ ] Profits Units designated hereby.

“Partnership Unit Economic Balance” shall mean (i) the Capital Account balance of TCO plus the amount of TCO’s share of any Partner Minimum Gain or Partnership Minimum Gain, in each case to the extent attributable to TCO’s Units of Partnership Interest divided by (ii) the number of TCO’s Units of Partnership Interest.

“Performance Profits Units” means Award Profits Units that are subject to the attainment of performance goals as set forth in the applicable Award Agreement.

“Plan” means The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, as amended.

“Profits Units” means the Series [ ] Profits Units created by this Designation.

“Profits Unitholder” means a person that holds Profits Units.

“Special Distributions” means distributions pursuant to Section 5.2(a)(iii) of the Partnership Agreement and any other distribution that the Managing General Partner determines is not made in the ordinary course.

“Target Balance” means (i) [ ] Dollars ($[ ]), which is equal to the Partnership Unit Economic Balance as of the Award Date as determined after Capital Accounts have been adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(f), reduced by (ii) the amount of Special Distributions per Unit of Partnership Interest attributable to the sale of assets subsequent to the Award Date, to the extent that such Special Distributions are not made with respect to the Profits Units.

“Time-Based Profits Units” means Award Profits Units that are subject to time-based vesting only as set forth in Section 10 of the Plan.

“Unvested Profits Units” means Award Profits Units that have not become vested.

“Vested Profits Units” means Award Profits Units that have satisfied the time-based or accelerated vesting requirements of an Award Agreement and in addition in the case of Performance Profits Units, the performance goals (as described in the Plan) over a period of up to ten (10) years as set forth in the related Award Agreement.

1.2    Definitions Applicable to Other Profits Units. In determining the rights of the holder of the Profits Units vis-à-vis the holders of Other Profits Units, the foregoing definitions shall apply to the Other Profits Units except as expressly provided otherwise in a Certificate of Designation applicable to such Other Profits Units.

ARTICLE II
Economic Terms and Voting Rights

2.1    Designation and Issuance. The Managing General Partner hereby designates a series of Profits Units entitled the Series [ ] Profits Units. The number of Series [ ] Profits Units that may be issued pursuant to this Designation is the total number of Award Profits Units issued on the Award Date. Each holder of an Award Profits Unit shall be deemed admitted as a Limited Partner of the Partnership on the Award Date.

2.2    Unit Equivalence. Except as otherwise provided in this Designation, the Partnership shall maintain, at all times, a one-to-one correspondence between the Profits Units and Units of Partnership Interest, for conversion, distribution and other purposes, including without limitation complying with the provisions of Section 4.8 of the Partnership Agreement; provided however that until such time as an Award Profits Unit becomes a Vested Profits Unit, such Award Profits Unit shall be treated as one-tenth (1/10th) of a Unit of Partnership Interest for purposes of Section 5.1 and Section 5.2(a)(ii), (iv), (v) and (vi) of the Partnership Agreement. If an Adjustment Event (as defined below) occurs, then the Managing General Partner shall make a corresponding adjustment to the Profits Units to maintain a one-to-one conversion and economic equivalence ratio between the Profits Units and the Units of Partnership Interest. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution of Units of Partnership Interest or other equity interests in the Partnership on all outstanding Units of Partnership Interest (provided that with respect to Award Profits Units, any adjustment as the result of a distribution made concurrently with a stock dividend paid by TCO shall be made only to the extent that the Award Profits Units do not receive ten percent (10%) of the distribution), (B) the Partnership subdivides the outstanding Units of Partnership Interest into a greater number of units or combines the outstanding Units of Partnership Interest into a smaller number of units, or (C) the Partnership issues any Units of Partnership Interest or other equity in the Partnership in exchange for its outstanding Units of Partnership Interest by way of a reclassification or recapitalization of its Units of Partnership Interest. If more than one Adjustment Event occurs, the adjustment to the Profits Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units of Partnership Interest from the Partnership’s sale of securities or in a financing, reorganization, acquisition or other business transaction, (y) the issuance of Units of Partnership Interest or Other Profits Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Units of Partnership Interest to TCO in respect of a capital contribution to the Partnership of proceeds from the sale of securities by TCO. If the Partnership takes an action affecting the Units of Partnership Interest other than actions specifically described above as constituting Adjustment Events and, in the opinion of the Managing General Partner, such action would require an adjustment to the Profits Units to maintain the one-to-one correspondence described above, the Managing General Partner shall have the right to make such adjustment to the Profits Units, to the extent permitted by law, in such manner and at such time as the Managing General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the Profits Units as hereby provided, the Partnership shall promptly file in the books and records of the Partnership a certificate setting forth such adjustment and a brief statement of facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing such certificate, the Partnership shall send a notice to each Profits Unitholder setting forth the adjustment to such Profit Unitholder’s Profits Units and the effective date of such adjustment.

2.3    Distributions. Award Profits Units shall be treated as one-tenth (1/10th) of a Unit of Partnership Interest for purposes of Section 5.2(a)(ii), (iv), (v) and (vi) of the Partnership Agreement. Award Profits Units shall not be entitled to any Special Distributions except as provided in Section 2.4 hereof.

2.4    Special Distributions.

(a)    Until an Award Profits Unit vests, the Award Profits Unit shall be entitled to a Special Distribution attributable to the sale of an asset of the Partnership only to the extent the Managing General Partner determines that such asset has appreciated in value subsequent to the Award Date. In the event the Managing General Partner determines that an Award Profits Unit is entitled to a Special Distribution, then for purposes of determining the amount of the Special Distribution, such Award Profits Unit shall be treated as a Unit of Partnership Interest; provided, however that the Special Distribution shall consist of two distributions. The first distribution shall be in an amount equal to the amount of the net capital gain (as defined in Section 1222(ii) of the Code and including gain specially allocated pursuant to Section 704(c) of the Code) multiplied by the highest individual effective, combined federal, state and local income tax rate applicable to capital gains (taking into account the relevant holding period for the applicable asset) and shall be made at the same time the Partnership makes a distribution under Section 5.2(a)(iii) to the Partners holding Units of Partnership Interest. The Partnership shall retain the remainder of the Special Distribution and distribute such remainder to the Profits Unitholder at such time as the Award Profits Unit vests.

(b)    Until the Economic Capital Account Balance of a Vested Profits Unit is equal to the Target Balance, the Vested Profits Unit shall be entitled to a Special Distribution attributable to the sale of an asset of the Partnership only to the extent the Managing General Partner determines that such asset has appreciated in value subsequent to the Award Date. In the event the Managing General Partner determines that such Vested Profits Unit is entitled to a Special Distribution, then for purposes of determining the amount of the Special Distribution, such Vested Profits Unit shall be treated as a Unit of Partnership Interest.

2.5    Liquidating Distributions. In the event of the dissolution, liquidation and winding up of the Partnership, distributions to the Profits Unitholders shall be made in accordance with Section 11.1 of the Partnership Agreement.

2.6    Additional Required Amount. For purposes of calculating the Additional Required Amount to be distributed to the Partners pursuant to Section 5.2(a)(iii) of the Partnership Agreement, any gain specially allocated to a Profits Unit pursuant to Section 704(c) of the Code and any gain specially allocated pursuant to Section 704(c) of the Code with respect to a Unit of Partnership Interest that was previously a Profits Unit prior to its conversion to a Unit of Partnership Interest shall not be taken into account in the determination of the Tax Liability.

2.7    Forfeiture. Any Unvested Profits Units that are forfeited pursuant to the terms of an Award Agreement and any Profits Units that are Vested Profits Units but have not achieved the criteria for conversion to Units of Partnership Interest prior to the tenth (10th) anniversary of the date of grant and accordingly are forfeited pursuant to the terms of an Award Agreement shall immediately be null and void and shall cease to be outstanding or to have any rights except as otherwise provided in the Award Agreement.

2.8    Voting Rights. Holders of Award Profits Units shall not be entitled to vote on any other matter submitted to the Limited Partners for their approval unless and until such units constitute Vested Profits Units. Vested Profits Units will be entitled to be voted on an equal basis with the Units of Partnership Interest.

ARTICLE III
Tax Provisions

3.1    Special Allocations of Profits and Losses. Liquidating Gain shall be allocated as follows: (a) first, to the Managing General Partner and then the Parity Preferred Partners in accordance with Sections 5.1(b)(i)(A), (B) and (C) of the Partnership Agreement, (b) second, if applicable, to the Partners holding Units of Partnership Interest as provided in Section 5.1(b)(1)(E) of the Partnership Agreement until the Partnership Unit Economic Balance is equal to the Target Balance, (c) third, to the holders of Time-Based Profits Units until their Economic Capital Account Balance is equal to the Target Balance, (d) fourth to the holders of Performance Profits Units until their Economic Capital Account Balance is equal to the Target Balance, and then (e) finally, to the holders of Other Profits Units until their Economic Capital Account balances are equal to their “target balances” (as defined in the Certificate of Designation applicable to the Other Profits Units). If an allocation of Liquidating Gain is not sufficient to achieve the objectives of the foregoing sentence in full, Liquidating Gain, after giving effect to clauses (a) and (b) in such sentence, shall be allocated first, to the holders of the Vested Profits Units and Vested Other Profits Units and, second, to the holders of Unvested Profits Units and Unvested Other Profits Units, in each case, first to the Time-Based Profits Units and next to the Performance Profits Units in proportion to the amounts necessary for such units to achieve the objectives of the foregoing sentence; provided, that the holders of Profits Units shall not receive an allocation of Liquidating Gain that they are not entitled to receive under the applicable certificate of designation. A certificate of designation for Other Profits Units may provide for a different allocation among such Other Profits Units, but such different allocation shall not affect the amount allocated to the Profits Units vis-à-vis the Other Profits Units. Notwithstanding the foregoing, Liquidating Gain shall not be allocated to the holders of the Profits Units to the extent such allocation would cause the Profits Units to fail to qualify as a “profits interest” when granted. Once the Economic Capital Account Balance of the Profits Units has been increased to the Target Balance, no further allocations shall be made pursuant to this Section 3.1. Thereafter, Profits and Losses shall be allocated to any Unvested Profits Units pursuant to Section 3.2 hereof; provided, however, that allocations of Profits and Losses of the Partnership realized from a revaluation of the Partnership’s Capital Accounts in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) or from a transaction or series of transactions that constitute a sale of substantially all of the Partnership’s assets shall be made to any Unvested Profits Units in accordance with Section 4.5(a) and Section 5.1(b)(1) and Section 5.1(b)(2) of the Partnership Agreement, treating such Profits Unitholders holding Unvested Profits Units as Partners holding Units of Partnership Interest for this purpose.

If any Unvested Profits Units to which gain has been previously allocated under this Section 3.1 are forfeited, the Capital Account associated with the forfeited Unvested Profits Units will be reallocated first to the remaining Profits Units held by such forfeiting Profits Unitholder, if any, at the time of forfeiture to the extent necessary to cause the Economic Capital Account Balance of such remaining Profits Units held by such forfeiting Profits Unitholder to equal the Target Balance. To the extent any gain is not reallocated in accordance with the foregoing sentence, such gain shall be forfeited.

In the event the Partnership has a Liquidating Loss prior to the time the Economic Capital Account Balance of the Profits Units has reached the Target Balance, such Liquidating Loss shall be allocated to the Profits Unitholders and the Partners holding Units of Partnership Interest in proportion to their respective Capital Account balances until the Capital Account balances of the Profit Unitholders are reduced to zero. With respect to the Profit Unitholders, such Liquidating Loss shall be allocated first to the holders of the Unvested Profits Units and Unvested Other Profits Units, and second to the holders of Vested Profits Units and Vested Other Profits Units, in each case, first to the Performance-Based Profits Units and next to the Time-Based Profits Units. In no event shall Liquidating Losses be allocated to the Profit Unitholders pursuant to this Section 3.1 to take their Capital Account balances below zero.

3.2    Allocations with Respect to Award Profits Units. The following provisions apply to the allocation of Profits and Losses with respect to Award Profits Units:

(a)    Except to the extent to which a Profits Unitholder is entitled to a distribution pursuant to Section 2.4(a) hereof, no Profits that the Managing General Partner determines are attributable to a Special Distribution or the sale of an asset shall be allocated to Award Profits Units.

(b)    Except as provided in Section 3.2(a) hereof, each Award Profits Unit shall be treated as one-tenth (1/10th) of a Unit of Partnership Interest for purposes of the allocation of Profits and Losses pursuant to Sections 5.1 of the Partnership Agreement.

3.3    Allocations with Respect to Vested Profits Units. Vested Profits Units shall be treated as Units of Partnership Interest with respect to the allocation of Profits and Losses; provided, that until such time as the Economic Capital Account Balance of such Profits Unitholder has been increased to the Target Balance, Liquidating Gain and Liquidating Loss shall be allocated to each holder of the Profits Units as provided in Section 3.1 hereof.

3.4    Safe Harbor Election. To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other Internal Revenue Service guidance issued after the date of this Designation, the Partnership is hereby authorized to and at the direction of the Managing General Partner shall, elect a safe harbor under which the fair market value of any Profits Units issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Profits Units (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Profits Units, satisfied its liabilities (excluding any nonrecourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Profits Unitholders under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Profits Unitholder hereby agrees to comply with all safe harbor requirements with respect to transfers of such Profits Units while the safe harbor election remains effective. In addition, upon a forfeiture of any Profits Units by any Profits Unitholder, items of gross income, gain, loss or deduction shall be allocated to such Profits Unitholder if and to the extent required by final Regulations promulgated after the effective date of this Designation to ensure that allocations made with respect to all unvested Profits Units are recognized under Section 704(b) of the Code.

ARTICLE IV
Conversion

4.1    Conversion Right. On the Full Conversion Date, the Vested Profits Units held by a Profits Unitholder shall automatically convert on a one-to-one basis and without any action required by such Vested Profits Unitholder, to Units of Partnership Interest. Prior to the Full Conversion Date, the conversion of Vested Profits Units shall be subject to the limitation set forth in Section 4.2 hereof.

4.2    Limitation on Conversion Rights Until the Full Conversion Date. The maximum number of Vested Profits Units that a Profits Unitholder may convert prior to the Full Conversion Date is equal to the product of (a) the result obtained by dividing (1) the Economic Capital Account Balance of such Profits Unitholder’s Vested Profits Units by (2) the Target Balance of such Vested Profits Units, in each case determined as of the effective date of the conversion and (b) the number of such Vested Profits Units. Immediately after each conversion of a Profit Unitholder’s Vested Profits Units, the aggregate Economic Capital Account Balance of such Profit Unitholder’s remaining Vested Profits Units shall be equal to (a) the aggregate Economic Capital Account Balance of all of the Profits Unitholder’s Vested Profits Units immediately prior to conversion, minus (b) the aggregate Economic Capital Account Balance immediately prior to conversion of the number of the Profits Unitholder’s Vested Profits Units that were converted. A partial conversion of Profits Units pursuant to this Section 4.2 shall be effected by delivering a Partial Conversion Notice to the Partnership as provided in Section 4.3 hereof.

4.3    Exercise of Partial Conversion Right. To exercise the right to convert a portion of its Vested Profits Unit pursuant to Section 4.2 hereof, the Profits Unitholder shall give notice (a “Partial Conversion Notice”) in the form attached hereto as Exhibit A to the Managing General Partner not less than sixty (60) days prior to the date specified in the Partial Conversion Notice as the effective date of the conversion (the “Conversion Date”). The conversion shall be effective as of 12:01 a.m. on the Conversion Date without any action on the part of the holder of the Partnership. The number of Vested Profits Units specified in the Partial Conversion Notice is limited as provided in Section 4.2 hereof. The Profits Unitholder may give a Partial Conversion Notice with respect to Unvested Profits Units, provided that such Unvested Profits Units become Vested Profits Units on or prior to the Conversion Date.

4.4    Exchange for Shares. A Profits Unitholder may also exercise his right to exchange the Units of Partnership Interest received upon conversion of his Profits Units to Equity Shares of TCO in accordance with the Second Amended and Restated Continuing Offer dated May 16, 2000 (the “Continuing Offer”); provided, however, such right shall be subject to the terms and conditions of the Continuing Offer.

4.5    Notices. Notices pursuant to this Article shall be given in the same manner as notices given pursuant to the Partnership Agreement.

EXHIBIT A

Partial Conversion Notice

The undersigned hereby gives notice pursuant to Section 4.3 of the Certificate of Designation of Series [ ] Profits Units of The Taubman Realty Group Limited Partnership (the “Designation”) that he elects to convert ________________ [fill in number to be converted] Vested Profits Units (as defined in the Designation) into an equivalent number of Units of Partnership Interest (as defined in the Third Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as amended by the First Amendment, dated June 1, 2016. The conversion shall be effective on ______________, 20__.

IN WITNESS WHEREOF, this Conversion Notice is given this ___ day of ________, 20__.

_________________________
[Profits Unitholder]